EXHIBIT J

CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES

     As of [ _____,] 2009, the following are all of the beneficial and record owners of more than five percent of each class of each Fund known to the Fund. Except where indicated with an asterisk, the owners listed are record owners. These entities hold these shares of record for the accounts of certain of their clients and have informed the Funds of their policy to maintain the confidentiality of holdings in their client accounts, unless disclosure is expressly required by law.

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NEUBERGER BERMAN ADVISERS MANAGEMENT TRUST
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Fund	Class	Name and Address	Percentage of
class owned
Balanced Portfolio	I	[ _____ ]	[ _____ ]
Growth Portfolio	I	[ _____ ]	[ _____ ]
Guardian Portfolio	I	[ _____ ]	[ _____ ]
	S	[ _____ ]	[ _____ ]
High Income Bond Portfolio	S	[ _____ ]	[ _____ ]
International Portfolio	S	[ _____ ]	[ _____ ]
Mid-Cap Growth Portfolio	I	[ _____ ]	[ _____ ]
	S	[ _____ ]	[ _____ ]
Partners Portfolio	I	[ _____ ]	[ _____ ]
Regency Portfolio	I	[ _____ ]	[ _____ ]
	S	[ _____ ]	[ _____ ]
Short Duration Bond Portfolio	I	[ _____ ]	[ _____ ]
Small-Cap Growth Portfolio (formerly Fasciano Portfolio)	S	[ _____ ]	[ _____ ]
Socially Responsive Portfolio	I	[ _____ ]	[ _____ ]
	S	[ _____ ]	[ _____ ]

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